                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Toys "R" Us, Inc. for the registration of $230,000,000 of its common stock and to the incorporation by reference therein of our report dated March 7, 2001, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP


New York, New York
April 22, 2002